Exhibit 99.1

NEWS RELEASE	FOR IMMEDIATE RELEASE

Alliance Financial Corporation Announces Commencement of Underwritten

Public Offering of Common Stock

Syracuse, NY, Nov. 2, 2009 - Alliance Financial Corporation (the “Company”) (NASDAQ: ALNC), the holding company for Alliance Bank, N.A., (the “Bank”) today announced its intention to commence a public offering of approximately $25 million of its common stock. The shares will be issued pursuant to a prospectus supplement filed as part of an existing shelf registration statement filed with the Securities and Exchange Commission (“SEC”) on Form S-3 (File No. 333-161838). The Company expects to use the net proceeds from this offering for general corporate purposes, which may include, among other uses, making additional capital contributions to the Bank and our other operating subsidiaries to support the growth of their lending and investing activities, reducing or refinancing existing debt, possible acquisitions of other institutions, branches or other lines of business, if opportunities for such transactions become available, and other investments.

Sandler O’Neill + Partners, L.P. will serve as sole underwriter for the offering. The underwriter will have a 30-day option to purchase from the Company up to an additional 15% of the offered amount of common stock to cover over-allotments, if any.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The Company has filed a registration statement (including a prospectus and preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement, the preliminary prospectus supplement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or our website at http://www.alliancefinancialcorporation.com. Alternatively, copies of the prospectus relating to the offering may be obtained by contacting J. Daniel Mohr at the Company, 120 Madison Street, Syracuse, NY 13202, (315) 475-4478, or Sandler O'Neill + Partners, L.P., 919 Third Avenue, 6th Floor, New York, NY 10022, (866) 805-4128.

About Alliance Financial Corporation

Alliance Financial Corporation is an independent financial holding company with Alliance Bank, N.A. as its principal subsidiary that provides retail and commercial banking, and trust and investment services through 29 offices in Cortland, Madison, Oneida, Onondaga and Oswego counties. Alliance also operates an investment management administration center in Buffalo, N.Y., an equipment lease financing company, Alliance Leasing, Inc., and a multi-line insurance agency, Ladd’s Agency, Inc.

Caution About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Because of these uncertainties and the assumptions on which the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and other filings with the SEC. Except as required by law, the Company does not undertake to update forward-looking statements contained in this release.

Contact:	Alliance Financial Corporation
J. Daniel Mohr, Treasurer and CFO
(315) 475-4478